Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

        WHEREAS, AT&T CORP., a New York corporation (hereinafter referred to as the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement or statements on Form S-8 with respect to 3 million (3,000,000) shares of AT&T Common Stock to be offered under the AT&T Long Term Savings and Security Plan; and

        NOW, THEREFORE, the undersigned officers and directors of the Company do hereby constitute and appoint R. S. FEIT and E. M. DWYER, and each of them, as attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute and file any such registration statements and amendments to existing registration statements with respect to the above-described common shares, and thereafter to execute and file any amended registration statement or statements with respect thereto or amendments or supplements to any of the foregoing, both post-effective and pre-effective, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 19th day of May, 2004.

Signature	Title
/s/ David W. Dorman	Chairman and Chief Executive
David W. Dorman	Officer (Principal Executive Officer)
/s/ Thomas W. Horton	Senior Executive Officer and Chief Financial
Thomas W. Horton	Officer (Principal Financial Officer)
/s/ Chtistopher R. Reidy	Vice President and Controller
Christopher R. Reidy
/s/ William F. Aldinger	Director
William F. Aldinger
/s/ Kenneth T. Derr	Director
Kenneth T. Derr
/s/ M. Kathryn Eickhoff	Director
M. Kathryn Eickhoff
/s/ Herbert L. Henkel	Director
Herbert L. Henkel
/s/ Frank C. Herringer	Director
Frank C. Herringer
/s/ Shirley Ann Jackson	Director
Shirley Ann Jackson
/s/ Jon C. Madonna	Director
Jon C. Madonna
/s/ Donald F. McHenry	Director
Donald F. McHenry
/s/ Tony L. White	Director
Tony L. White